                                                                   Exhibit 4.8


                          ADMINISTRATION AGREEMENT

     ADMINISTRATION AGREEMENT, dated as of January 1, 1994, among GREEN TREE SECURITIZED NET INTEREST MARGIN TRUST 1994-A, a Delaware business trust (the "Trust"), FIRST TRUST NATIONAL ASSOCIATION (the "Administrator"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity but solely as trustee (the "Trustee").

                            W I T N E S S E T H :

     WHEREAS, the Trust is issuing 6.90% Securitized Net Interest Margin Certificates (the "Senior Certificates") and Subordinated Certificates (the "Subordinated Certificates") pursuant to a Trust Agreement, dated as of January 1, 1994 (as amended and supplemented from time to time, the "Trust Agreement"), among GREEN TREE MANUFACTURED HOUSING NET INTEREST MARGIN FINANCE CORP. I ("Finance I"), GREEN TREE MANUFACTURED HOUSING NET INTEREST MARGIN FINANCE CORP. II ("Finance II") and the Trustee (capitalized terms not defined herein shall have the meanings assigned to them in the Trust Agreement);

     WHEREAS, the Trust has entered into certain agreements in connection with the issuance of the Senior Certificates and Subordinated Certificates representing certain beneficial ownership interests in the Trust, including (i) the Trust Agreement; (ii) a transfer agreement, dated as of January 1, 1994 among Finance I, Finance II and the Trust (the "Transfer Agreement"); (iii) a security agreement dated as of March 24, 1994, between Finance I and the Trust (the "Security Agreement"), granting to the Trust a security interest in certain collateral to secure a limited recourse note dated March 24, 1994, issued by Finance I to the Trust (the "Finance I Note"); (iv) a servicing agreement, dated as of January 1, 1994, between the Trust and GREEN TREE FINANCIAL CORPORATION ("Green Tree"), as Servicer (the "Servicing Agreement"); (v) a depository agreement among the Trust, the Administrator and The Depository Trust Company, as the initial Depository, dated as of the Closing Date (the "Depository Agreement"); and (vi) an underwriting agreement, dated March 18, 1994, among Green Tree, Finance I, Finance II and the underwriters of the Senior Certificates (the "Underwriting Agreement") (collectively the "Related Agreements");

     WHEREAS, the Related Agreements require the Trust and the Trustee to perform certain duties in connection with (a) the Senior Certificates and (b) the Subordinated Certificates;

     WHEREAS, the Trust and the Trustee desire to have the Administrator perform certain of the duties referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Trust and the Trustee may from time to time request; and

     WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Trust and the Trustee on the terms set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1.  Duties of the Administrator.
         ---------------------------

     (a) Duties with Respect to the Trust Agreement.
         ------------------------------------------

         (i) The Administrator agrees to perform all its duties as Administrator under the Trust Agreement. The Administrator shall monitor the Trust's performance, and shall notify the Trustee when action is necessary to comply with the Trust's duties under the Trust Agreement. The Administrator shall prepare for execution by the Trust, or shall cause other appropriate persons to prepare, all documents, reports, filings, instruments, certificates and opinions that it shall be the Trust's duty to prepare, file or deliver pursuant to the Trust Agreement. In furtherance of the foregoing, the Administrator shall take all actions that it is the Trust's duty to take pursuant to the Trust Agreement including, without limitation, all actions required with respect to the following matters under the Trust Agreement (references are to sections of the Trust Agreement):

               (A) the preparation of the Certificates for execution by the Trustee (Section 3.3);

               (B) the preparation of or obtaining of the documents and instruments required for authentication of the Certificates and delivery of the same to the Trustee (Section 3.5);

               (C) the duty to cause the Certificate Register to be kept and to give the Trustee notice of any appointment of a new Certificate Registrar and the location, or change of location, of the Certificate Register (Section 3.6(a));

               (D) the issuance of authenticated new Certificates upon surrender for transfer of Certificates (Section 3.6(b)), including insuring that the Certificate surrendered is accompanied by an acceptable written instrument of transfer (Section 3.6(d));

               (E) the notification of Certificate Owners that the Depository is no longer willing or able properly to discharge its responsibilities as Depository, and the issuance of Definitive Certificates to Certificate Owners who request them (Section 3.6(h));

               (F) the delivery to the Depository of the four typewritten Senior Certificates registered in the name of the Depository's nominee, Cede & Co., (Section 3.6(i));

               (G) the preparation of replacement Certificates for ones mutilated, destroyed, lost or stolen (Section 3.7);

               (H) the duty to furnish the Depositor with a list of the names and addresses of the Senior Certificateholders as of the most recent Record Date for the payment of distributions, and to provide Senior Certificateholders with access to a current list of Senior
     Certificateholders (Section 3.9);

               (J) the maintenance of an office or agency where Certificates may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Trustee in respect of the Certificates and the Related Documents may be served (Section 3.10);

               (K) the establishment and maintenance of the Certificate Account (Section 5.1(a));

               (L) the establishment of a new Certificate Account if the prior one ceases to be an Eligible Account (Section 5.1(b));

               (M) the duty to invest amounts in the Certificate Account in Eligible Investments (Section 5.1(c));

               (N) the distribution to Certificateholders of amounts deposited in the Certificate Account on each Distribution Date, in accordance with the priorities listed in the Trust Agreement (Sections 5.2(a)-(c));

               (O) the distribution of the Servicer's report to holders of Senior Certificates and to Green Tree (if Green Tree is not the Servicer) (Section 5.2(d));

               (P) the provision of reports to each Rating Agency and to the Subordinated Certificateholders (Section 5.2(e));

               (Q)  the mailing of written notices to the Senior
     Certificateholders specifying prepayment of the Senior Certificates (Sections 5.6(c)-(d));

               (R) if the Monthly Report indicates a Reserve Draw Amount, to withdraw from the Reserve Fund an amount equal to the lesser of (i) the Reserve Draw Amount or (ii) the amount of funds in the Reserve Fund (Section 5.7);

               (S) the provision to the Certificate Owners upon receipt of written request of duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Trustee under the Related Documents (Section 7.2); and

               (T) the duty to make distributions following a default in accordance with the priorities listed in the Trust Agreement (Section 9.3).

     (b)  Duties with Respect to the Security Agreement.
          ---------------------------------------------

          (i) The Administrator agrees to perform all its duties as Administrator under the Security Agreement. The Administrator shall monitor the Trust's performance, and shall notify the Trustee when action is necessary to comply with the Trust's duties under the Security Agreement. The Administrator shall prepare for execution by the Trust, or shall cause other appropriate persons to prepare, all documents, reports, filings, instruments, certificates and opinions that it shall be the Trust's duty to prepare, file or deliver pursuant to the Security Agreement. In furtherance of the foregoing, the Administrator shall take all actions that it is the Trust's duty to take pursuant to the Security Agreement including, without limitation, all actions required with respect to the following matters under the Security Agreement (references are to sections of the Security Agreement):

               (A) pay out money or property that the Trustee collects following a declaration of default, in the order specified in the Security Agreement (Section 3.02).

     (c)  Duties with Respect to the Depository Agreement.
          -----------------------------------------------

          (i) The Administrator agrees to perform all its duties as Administrator under the Depository Agreement. The Administrator shall monitor the Trust's performance, and shall notify the Trustee when action is necessary to comply with the Trust's duties under the Depository Agreement. The Administrator shall prepare for execution by the Trust, or shall cause other appropriate persons to prepare, all documents, reports, filings, instruments, certificates and opinions that it shall be the Trust's duty to prepare, file or deliver pursuant to the Depository Agreement. In furtherance of the foregoing, the Administrator shall take all actions that it is the Trust's duty to take pursuant to the Depository Agreement.

     (d)  Additional Duties.
          -----------------

          (i) In addition to the duties of the Administrator set forth above, the Administrator shall perform such calculations and shall prepare or cause other appropriate persons to prepare, for the Trust or the Trustee to execute, all documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Trust or the Trustee to prepare, file or deliver pursuant to the Related Agreements. In addition, effective upon the Administrator's receipt of the Trustee's written request, the Administrator shall take any other action that it is the duty of the Trust or the Trustee to take pursuant to the Related Agreements. In furtherance thereof, upon request of the Administrator, the Trustee shall, on behalf of itself and of the Trust, execute and deliver to the Administrator and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney appointing the Administrator the attorney-in-fact of the Trustee and the Trust for the purpose of executing on behalf of the Trustee and the Trust all such documents, reports, filings, instruments, certificates and opinions.

         (ii) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for promptly notifying the Trustee in the event that any withholding tax is imposed on the Trust's payments (or allocations of income) to a Certificateholder. Any such notice shall specify the amount of withholding tax that the Trustee may withhold pursuant to Section 5.2(c) of the Trust Agreement.

        (iii) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for performance of the duties of the Administrator set forth in Sections 5.5(b) and 5.5(c) of the Trust Agreement with respect to, among other things, accounting and reports to Certificateholders;

         (iv) The Administrator shall satisfy its obligations with respect to clauses (ii) and (iii) above by retaining, at the expense of Green Tree, a firm of independent public accountants (the "Accountants") acceptable to the Trustee which shall perform the obligations of the Administrator thereunder.

          (v) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its affiliates; provided,
                                                                --------
however, that the terms of any such transactions or dealings shall be in
- - -------
accordance with any directions received from the Trust and shall be, in the Administrator's opinion, no less favorable to the Trust than would be available from unaffiliated parties.

     (e)  Non-Ministerial Matters.
          -----------------------

          (i) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Trustee of the proposed action and the Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation:

               (A)  the amendment of or any supplement to the Trust Agreement;

               (B) the declaration of an Event of Default under the Trust Agreement;

               (C)  the declaration of an Event of Default under the Finance I
     Note:

               (D) the election of remedies following an Event of Default under the Trust Agreement;

               (E) the election of remedies following an Event of Default under the Finance I Note;

               (F) the initiation of any claim or lawsuit by the Trust and the compromise of any action, claim or lawsuit brought by or against the Trust;

               (G) the amendment, change or modification of the Related Agreements; and

               (H) the appointment of successor Certificate Registrars, successor Paying Agents pursuant to the Trust Agreement or the appointment of successor Administrators or successor Servicers, or the consent to the assignment by the Certificate Registrar, Paying Agent or Trustee of its obligations under the Trust Agreement.

         (ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, (x) liquidate any part of the Trust Property pursuant to Section 9.2(b) of the Trust Agreement or (y) take any other action that the Trust directs the Administrator not to take on its behalf.

     2.  Limitation of Liability.  The Administrator shall not be answerable,
         -----------------------
accountable or liable hereunder or under this Agreement, the Trust Agreement or any Related Documents under any circumstances, except (i) for its own willful misconduct or gross negligence or (ii) for taxes, fees or other charges based on or measured by any fees, commissions or compensation received by the Trustee in connection with any of the transactions contemplated by this Agreement, the Trust Agreement or any Related Document. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

          (a) the Administrator shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Administrator;

          (b) the Administrator shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the instructions of the Trustee;

          (c) no provision of this Agreement or any Related Document shall require the Administrator to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under the Trust Agreement or any Related Document if the Administrator shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

          (d) under no circumstances shall the Administrator be liable for indebtedness evidenced by or arising under any of the Related Documents;

          (e) the Administrator shall not be liable for the default or misconduct of the Trustee, Finance I, Finance II, Green Tree or the Servicer under any of the Related Documents or otherwise, and the Administrator shall have no obligation or liability to perform the obligations of the Trustee under the Agreement, unless specifically accepted herein or otherwise in writing, or by Finance I or Finance II under the Transfer Agreements or by the Servicer under the Servicing Agreement;

          (f) the Administrator shall not be responsible for or in respect of the form, character, genuineness, sufficiency, value or validity of any of the Trust Property and shall in no event assume or incur any liability, duty or obligation to Finance I, Finance II, or any Certificate Owner except as expressly provided in this Agreement;

          (g) the Administrator shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, the Trust Agreement or any Related Document, or to institute, conduct or defend any litigation under the Agreement or otherwise or in relation to the Agreement or any Related Document, which the Trustee has undertaken at the request, order or direction of the Subordinated Certificateholders, unless the Subordinated Certificateholders or the Trustee have offered to the Administrator security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Administrator therein or thereby. The right of the Administrator to perform any discretionary act enumerated in this Agreement, the Trust Agreement or in any Related Document shall not be construed as a duty, and the Administrator shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act.

     3.  Reliance:  Advice of Counsel.
         ----------------------------

          (a) The Administrator shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Administrator may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Administrator may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Administrator for any action taken or omitted to be taken by it in good faith in reliance thereon.

          (b) In the exercise of administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement, the Trust Agreement or the Related Documents, the Administrator (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Administrator shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Administrator with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Administrator shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement, the Trust Agreement or any Related Document.

     4.  Not Acting in Individual Capacity.  Except as provided in Section 2,
         ---------------------------------
hereof, in accepting the duties of the Administrator under this Agreement, First Trust National Association acts solely as an agent of the Trust and not in its individual capacity and all Persons having any claim against the Administrator by reason of the transactions contemplated by this Agreement or the Trust Agreement or any Related Document shall look only to the Trust Property for payment or satisfaction thereof.

     5.  Administrator Not Liable for Certificates or Related Documents.  The
         --------------------------------------------------------------
recitals contained herein and in the Certificates (other than the signature and counter-signature of the Authenticating Agent on the Certificates) shall be taken as the statements of the Depositor and the Administrator assumes no responsibility for the correctness thereof. The Administrator makes no representations as to the validity or sufficiency of this Agreement, of any related Document or of the Certificates (other than the signature and counter-signature of the Authentication Agent on the Certificates), or of the Fee Assets or the Residual Assets or any related documents with respect to the Fee Assets or the Residual Assets and the Administrator shall in no event assume or incur any liability, duty or obligation to any person other than as expressly provided for herein. The Administrator shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of the Fee Assets, the Residual Assets or other Trust Property or for or with respect to the sufficiency of the Trust Property or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the validity of the assignment of the Fee Assets and the Residual Assets to Finance I and Finance II or the issuance of the Finance I Note to the Trust and the assignment of the Residual Assets to the Trust, or of any intervening assignment, or the accuracy of any such warranty or representation or any action of Finance I or Finance II taken in the name of the Trustee.

     6.  Records.  The Administrator shall maintain appropriate books of account
         -------
and records relating to services performed hereunder. These books of account and records shall be accessible for inspection by the Trust at any time during normal business hours.

     7.  Compensation.  As compensation for the performance of the
         ------------
Administrator's obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to such fees and expenses as agreed to in the Letter Agreement between the Administrator and Green Tree, accepted as of March 22, 1994, payable monthly, which shall be solely an obligation of Green Tree. In addition, the Administrator shall be entitled to be reimbursed by Green Tree for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Administrator may employ in connection with the exercise and performance of its rights and its duties hereunder; provided, however, that the Administrator shall only be
                  --------  -------
entitled to reimbursement for expenses hereunder to the extent such expenses (i) are fees of outside counsel engaged by the Administrator in respect of the performance of its obligations hereunder or (ii) relate to the performance of its obligations pursuant to Section 5.5 of the Trust Agreement.

     8.  Independence of the Administrator.  For all purposes of this Agreement,
         ---------------------------------
the Administrator shall be an independent contractor and shall not be subject to the supervision of the Trust or the Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Trust, the Administrator shall have no authority to act for or represent the Trust or the Trustee in any way and shall not otherwise be deemed an agent of the Trust or the Trustee.

     9.  No Joint Venture.  Nothing contained in this Agreement (i) shall
         ----------------
constitute the Administrator and either the Trust or the Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

     10.  Other Activities of Administrator.  Nothing herein shall prevent the
          ---------------------------------
Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Trust or the Trustee.

     11.  Term of Agreement: Resignation and Removal of Administrator.
          --------------------------------------------- -------------

     (a) This Agreement shall continue in force until the dissolution of the Trust, upon which event this Agreement shall automatically terminate.

     (b) Subject to Section 11(f) of this Agreement, the Administrator may resign its duties hereunder by providing the Trust with at least 60 days' prior written notice.

     (c) Subject to Section 11(f) of this Agreement, the Trust may remove the Administrator without cause by providing the Administrator with at least 60 days' prior written notice, provided, however, that the Trust shall reimburse the Administrator for expenses incurred by the Administrator with respect to the Administrator's removal under this Section 11(c).

     (d) Subject to Section 11(f) of this Agreement, the Trust may remove the Administrator immediately by providing the Administrator with written notice of termination if any of the following events should occur:

          (i) the Administrator should default in the performance of any of its duties under this Agreement and, after notice of such default, should not cure such default within ten days (or, if such default cannot be cured in such time, should not give within ten days such assurance of cure as shall be reasonably satisfactory to the Trust);

         (ii) a court having jurisdiction should enter a decree or order for relief in respect of the Administrator that is not vacated within 60 days in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or should appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property, or should order the winding-up or liquidation of its affairs; or

        (iii) the Administrator should commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, should consent to the entry of an order for relief in an involuntary case under any such law, or should consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, should consent to any such official taking possession of any substantial part of its property, should make any general assignment for the benefit of creditors, or should fail generally to pay its debts as they become due.

          The Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this Section 11(d) should occur, it shall give written notice thereof to the Trust and the Trustee within seven days.

     (e) Subject to Section 11(f) of this Agreement, the Administrator may resign its duties hereunder immediately by providing the Trust with written notice of resignation if the Administrator's compensation is not paid in a timely fashion.

     (f)  No resignation or removal of the Administrator pursuant to this
Section 11 shall be effective until (i) the Trust shall have appointed a successor Administrator and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

     (g) Subject to Section 11, the Administrator acknowledges that upon the appointment of a successor Servicer pursuant to the Servicing Agreement, the Administrator shall immediately resign and such successor Servicer shall automatically without further action become the Administrator under this Agreement; provided, however, that such successor Administrator shall be under
           --------  -------
no obligation to make the reimbursements or provide the indemnifications set forth in Section 1(a)(ii) of this Agreement.

     12.  Action upon Termination, Resignation or Removal.  Promptly upon the
          --------------------------------------- -------
effective date of termination of this Agreement pursuant to Section 11(a) or the resignation or removal of the Administrator pursuant to Section 11(b), (c) or
(d), the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 11(a) deliver to the Trust all property and documents of or relating to the Trust Property and the Fee Assets then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 11(b), (c) or (d), the Administrator shall cooperate with the Trust and take all reasonable steps requested to assist the Trust in making an orderly transfer of the Administrator's duties.

     13.  Notices.  Any notice, report or other communication given hereunder
          -------
shall be in writing and addressed as follows:

     (a)  if to the Trust or the Trustee, to

          Green Tree Securitized Net Interest Margin Trust 1994-A
          In care of Wilmington Trust Company
          Rodney Square North
          1100 North Market Square
          Wilmington, DE  19890-0001
          Attention:  Corporate Trust Administration
          Telephone Number:  (302) 651-8653
          Telecopier Number:  (302) 651-8882

     (b)  if to the Administrator, to

          First Trust National Association
          180 East Fifth Street
          St. Paul, MN 55101
          Attention: Corporate Trust Administration, Second Floor
          Telephone Number:  (612) 244-5007
          Telecopier Number:  (612) 244-0089

     (c)  if to the Trustee, to

          Wilmington Trust Company
          Rodney Square North
          1100 North Market Square
          Wilmington, DE  19890-0001
          Attention:  Corporate Trust Administration
          Telephone Number:  (302) 651-8653
          Telecopier Number:  (302) 651-8882

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or sent by telecopy or hand delivered to the address of such party as provided above.

     14.  Amendments.  The Trust, the Administrator and the Trustee, with the
          ----------
written consent of the Trustee, but without the consent of the Certificateholders, may amend this Agreement in writing to add provisions to, to change in any manner or eliminate provisions, or to modify in any manner the rights of the Certificateholders; provided that such amendment will not,
                                      --------
in the opinion of counsel satisfactory to the Administrator, materially and adversely affect the interest of any Certificateholder. The Trust, the Administrator and the Trustee, with the written consent of the Trustee and the holders of Senior Certificates evidencing at least a majority in the outstanding amount of the Senior Certificates and the holders of Subordinated Certificates evidencing at least a majority of the Subordinated Certificates, may also amend this Agreement to add provisions to, or to change in any manner or eliminate any of the provisions, or to modify in any manner the rights of the Senior Certificateholders or the Subordinated Certificateholders; provided, however, that no such amendment, in the opinion of counsel
- - --------  -------
satisfactory to the Administrator, may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Senior Certificateholders or the Subordinated Certificateholders or (ii) reduce the aforesaid percentage of the holders of Senior Certificates and Subordinated Certificates that is required to consent to any such amendment, without the consent of the holders of all the outstanding Senior Certificates and Subordinated Certificates. The Administrator shall give the Rating Agencies prior notice of any proposed amendment to this Agreement.

     15.  Successors and Assigns.  The Administrator may not assign this
          ----------------------
Agreement unless the Trust and the Trustee give prior written consent to such assignment. Acceptance of an assignment with such consent shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder.

Notwithstanding the foregoing, the Administrator may assign this Agreement without the consent of the Trust or the Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator, provided that such successor organization executes and delivers to the Trust and the Trustee an agreement in which such corporation or other organization agrees to be bound hereunder in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

     16.  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH
          -------------
THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     17.  Headings.  The section headings hereof have been inserted for
          --------
convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

     18.  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which when so executed shall together constitute but one and the same agreement.

     19.  Severability.  Any provision of this Agreement that is prohibited or
          ------------
unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     20.  Limitation of Trustee's Liability.  Notwithstanding anything contained
          ---------------------------------
herein to the contrary, this instrument has been countersigned by Wilmington Trust Company not in its individual capacity but solely in its capacity as Trustee of the Trust and in no event shall Wilmington Trust Company in its individual capacity, or any beneficial owner of the Trust, have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder, as to all of which recourse shall be had solely to the assets of the Trust. For all purposes of this Agreement, in the performance of any duties or obligations of the Trust hereunder, the Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

     21.  Non-Petition Covenant.  The Administrator hereby agrees that it shall
          ---------------------
not, for any reason, institute proceedings for the Trust to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Trust, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to the bankruptcy of the Trust, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of the property of the Trust or cause or permit the Trust to make any assignment for the benefit of creditors, or admit in writing the inability of the Trust to pay its debts generally as they become due, or declare or effect a moratorium on the debt of the Trust or take any action in furtherance of any such action.

     22.  Third-Party Beneficiary.  The Trust is a third-party beneficiary to
          -----------------------
this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                   GREEN TREE SECURITIZED NET
                                      INTEREST MARGIN TRUST 1994-A
                                   By Wilmington Trust Company, not
                                   in its individual capacity but
                                   solely as Trustee


                                   By:
                                      --------------------------------
                                   Name:
                                   Title:



                                   WILMINGTON TRUST COMPANY, not in
                                   its individual capacity but solely
                                   as Trustee


                                   By:
                                      -------------------------------
                                   Name:
                                   Title:



                                   FIRST TRUST NATIONAL ASSOCIATION,
                                   as Administrator


                                   By:
                                      -------------------------------
                                   Name:
                                   Title: